UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2025

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ETHZW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K originally filed by ETHZilla Corporation, formerly 180 Life Sciences Corp. (the “Company” , “we” and “us”), with the Securities and Exchange Commission (the “SEC”) on August 11, 2025, as amended by Amendment No. 1 thereto filed with the SEC on August 21, 2025, on August 8, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with investment funds managed by an institutional investor (the “Investor”), under which the Company agreed to sell and issue to the Investor senior secured convertible notes (the “Existing Convertible Notes”) in aggregate principal amount of $156,250,000 (the “Original Principal Amount”) in exchange for cash equal to 96.0% of the Original Principal Amount (the “Original Debt Financing”).

On September 22, 2025, the Company entered into an Amendment and Waiver Agreement with the Investor (the “Amendment Agreement”), pursuant to which, among other things (a) the Company agreed to sell a new series of senior secured convertible notes to the Investor (the “New Convertible Notes”, and together with the Existing Convertible Notes, the “Convertible Notes”); (b) the Company and the Investor agreed to partially waive and modify certain terms of the Existing Convertible Notes and the Securities Purchase Agreement, including: (i) to reduce the interest rate from 4% to 2% (ii) excluding the New Convertible Notes from the anti-dilutive provisions of the Existing Convertible Notes, except in connection with the Existing Note Conversion Price Adjustment (defined and described below), (iii) permitting the Company to Stake (as defined in the Security Purchase Agreement) the collateral held in the Company’s crypto control accounts, (iv) allowing the Company to use the yield of any cash held in the controlled accounts (less the accrued and unpaid interest on the Convertible Notes and any other amounts then due and payable to the Investor), in the ordinary course of business, and (v) to permit during the 90 day period following the August 22, 2025 effective date of a resale registration statement filed to register the resale of shares of common stock issuable upon conversion of the Existing Convertible Notes, pursuant to which the Company was previously restricted from taking certain actions, one or more additional subsequent placements (not including any variable rate transaction) solely consisting of the sale of common stock (x) with gross proceeds not in excess of an aggregate of $1 billion, subject to certain pre-requisites, or (y) at any time if such applicable purchase price exceeds $4.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

The New Convertible Notes were sold to the Investors on September 22, 2025, in the aggregate principal amount of $350 million (the “New Principal Amount”) in exchange for cash equal to 97.25% of the New Principal Amount (the “New Debt Financing”).

The Company closed the New Debt Financing simultaneously with the signing of the Amendment Agreement (the “Effective Date”). The New Convertible Notes were issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

The New Convertible Notes bear interest at a rate of 2.00% per annum through the maturity date, which is August 8, 2028 (the “Maturity Date”) or earlier conversion or redemption date. The interest rate will increase to a rate of 18.0% per annum upon the occurrence and during the continuance of an event of default under the New Convertible Notes. The New Convertible Notes are secured by $50 million of Ether (ETH) (the “ETH Collateral”) and approximately $500 million in cash (the “Cash Collateral”).

At any time after May 8, 2026, the Investor shall have the right to require that the Company redeem all or any part of the outstanding New Convertible Notes. If at any time after the Effective Date, (i) the loan to value ratio of the New Convertible Notes is greater than 85%, or (ii) upon the occurrence of any Trigger Event (as defined in the New Convertible Notes), the Investor shall have the right to require that the Company redeem all or any part of the outstanding note in cash at a price equal to 100% of the amount of such New Convertible Note being redeemed.

The New Convertible Notes provide that the Investor may convert all or any portion of the principal amount of such New Convertible Notes, together with any accrued and unpaid interest thereon, at an initial conversion price of $3.05 (the “Conversion Price”), which is subject to a downward only reset on May 8, 2026, and each three month anniversary thereafter (each a “Reset Date”) equal to the closing bid price of the common stock on each such Reset Date, to the extent such price is less than the Conversion Price. The Investor is not permitted to convert the New Convertible Notes to the extent that the shares of common stock deliverable upon conversion thereof would exceed 19.99% of the Company’s outstanding shares immediately prior to executing the Amendment Agreement (the “Exchange Cap”) without prior stockholder approval. We are also required to seek stockholder approval for the issuance of the shares of common stock upon conversion of the New Convertible Notes in accordance with the Amendment Agreement.

As a result of the Conversion Price of the New Convertible Notes being less than the conversion price of the Existing Convertible Notes, the conversion price of the Existing Convertible Notes automatically adjusted to the Conversion Price on the Effective Date (the “Existing Note Conversion Price Adjustment”).

The New Convertible Notes also provide that, at any time after March 22, 2026, the Company may require holders to convert all or a portion of the outstanding principal into shares of common stock (a “Mandatory Conversion”) if certain conditions are satisfied. Specifically, the volume-weighted average price (“VWAP”) of the Company’s common stock on its principal trading market must exceed $4.4785 (as adjusted for stock splits and similar events) for 30 consecutive trading days and no Equity Conditions (defined below) failure may exist. The Company may not effect more than one Mandatory Conversion during any 20-trading-day period and may not exercise its right if an event of default has occurred and is continuing. A Mandatory Conversion is subject to cancellation if the stock price falls below the minimum conversion price or if an Equity Conditions failure occurs prior to the conversion date, unless waived by the holder. In lieu of conversion of any portion of the notes that cannot be converted due to an Equity Conditions Failure, the Company may instead require the holder to exchange such portion into the right to receive the same number of shares issuable upon conversion, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), on mutually agreeable terms. The “Equity Conditions” generally require, among other things, that the Company’s registration statement registering the resale of the common stock issuable upon conversion of the New Convertible Notes is effective or the shares are otherwise eligible for resale, that the common stock remains listed and tradable on an eligible market, that no event of default or material breach exists, that certain specific volume requirements have been met, that sufficient authorized shares are available, that no material, non-public information or unresolved disputes exist, and that the stockholders of the Company have approved the issuance of shares of common stock in excess of the Exchange Cap.

Additionally, the New Convertible Notes provide that, if at any time and from time to time on or after the issuance date thereof, there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Company’s common stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price (as defined below) is less than the Conversion Price then in effect (after giving effect to certain adjustments), then on the 16th Trading Day (as defined in the New Convertible Notes) immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to certain adjustments) shall be reduced (but in no event increased) to the Event Market Price. “Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the volume weighted average prices (VWAP) of the Company’s common stock for each of the five Trading Days with the lowest VWAP of the Company’s common stock during the 15 consecutive Trading Day period ending and including the Trading Day immediately preceding the 16th Trading Day after such Stock Combination Event Date, divided by (y) five.

Additionally, if the Company issues or sells shares of common stock after the Effective Date at a price lower than the then-current conversion price of the New Convertible Notes (a “Dilutive Issuance”), subject to certain excepted issuances, the conversion price of the New Convertible Notes will be adjusted downward to match the price of such newly issued shares.

Finally, if the Company issues or enters into an agreement to issue common stock, options, or convertible securities with a price that varies or may vary with the market price of the common stock (excluding certain at-the-market offerings and customary anti-dilution adjustments), the holders of the New Convertible Notes have the right, but not the obligation, to elect to use such “Variable Price” for purposes of converting the New Convertible Notes. The holder may make this election on a per-conversion basis and is not required to rely on the Variable Price for any future conversions.

The New Convertible Notes provide for certain covenants, including that the Company shall maintain, at all times, (i) a balance of $5 million or more held in accounts other than the controlled securities account entered into at the consummation of the transaction and (ii) a loan-to-value ratio of no more than 100%, in addition to other customary covenants and events of default that are typical for transactions of this type and certain affirmative and negative covenants.

Pursuant to Amendment Agreement, the Company has agreed to certain obligations to register and maintain the registration of the shares of common stock underlying the New Convertible Notes, including filing within 15 calendar days of the Effective Date, a resale registration statement to register for resale the shares underlying the New Convertible Notes. Under this agreement, the Company shall be required to provide certain registration rights under the Securities Act and applicable state securities laws for the resale of the shares of common stock issuable upon conversion of the New Convertible Notes.

The security documents consist of (i) a Pledge and Security Agreement dated August 8, 2025, entered into by the Company, certain subsidiaries of the Company and the collateral agent, which is an affiliate of the Investor (the “Collateral Agent”); (ii) a control agreement in respect of the ETH Collateral entered into by the Company, the Collateral Agent and the custodian of such account, (iii) a control agreement in respect of the Cash Collateral entered into by the Company, the Collateral Agent and the custodian of such account, and (iv) a guaranty agreement entered into by certain subsidiaries of the Company in favor of the Investor. In addition, the Company will pay up to $250,000 in legal fees of the Investor’s counsel.

Clear Street LLC (“Clear Street”) provided us placement agent services in connection with the New Debt Financing. As compensation therewith, the Company (i) paid Clear Street a total cash fee equal to 1% of the aggregate gross proceeds raised in the New Debt Funding, and (ii) reimbursed certain reasonable and documented fees and expenses of legal counsel for Clear Street and other out-of-pocket expenses.

The forms of the New Convertible Notes, Securities Purchase Agreement, Amendment Agreement, the Pledge and Security Agreement and the guaranty are each filed as Exhibits 4.1, 10.1, 10.2, 10.4 and 10.5, respectively, to this Current Report, respectively, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement, Amendment Agreement, New Convertible Notes and Pledge and Security Agreement, the terms of which are incorporated by reference herein.

Registration Rights Agreement

August 8, 2025, the Company entered into a Registration Rights Agreement (the “RRA”) with the Investor pursuant to which, among other things, and subject to certain limitations set forth therein, the Investor has customary demand registration rights and the Company is obligated to prepare and file a registration statement registering the offer and sale of all of their common stock, including the common stock issuable upon conversion of the New Convertible Notes.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The form of RRA is filed as Exhibit 10.3 to this Current Report, and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of RRA and the terms of which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report with respect to the Amendment Agreement and the New Convertible Notes is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable. The New Convertible Notes and the securities of the Company that may be issued in connection with the New Debt Financing will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

In the event the New Convertible Notes were converted in full at the conversion price of $3.05, the maximum number of shares of common stock currently issuable upon conversion thereof (notwithstanding the Exchange Cap), would total 114,754,098 shares of common stock.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable and in so far as the New Convertible Notes, Securities Purchase Agreement and/or Amendment Agreement, include working capital restrictions and limitations on the payment of dividends.

Item 7.01 Regulation FD Disclosure.

On September 22, 2025, the Company issued a press release announcing the sale of the Convertible Notes, providing an update on its stock repurchase program, business strategy, and ETH accumulation, a copy of which is furnished hereto as Exhibit 99.1, which is incorporated by reference into this Item 7.01 in its entirety.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1  attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Stock Repurchase Program

On August 22, 2025, the Board of Directors of the Company authorized and approved a stock repurchase program for up to $250.0 million of the currently outstanding shares of the Company’s common stock. Subject to any future extension in the discretion of the Board of Directors of the Company, the repurchase program is scheduled to expire upon the earliest of (i) June 30, 2026, (ii) when a maximum of $250.0 million of the Company’s common stock has been repurchased, or (iii) when such program is discontinued by the Board of Directors.

From September 13, 2025 to September 19, 2025, the Company repurchased an aggregate of approximately 0.5 million shares of common stock at an average price of $2.41 per share, which have been cancelled and/or in the process of being cancelled.

ETH Accumulation Status Update

A summary of ETHZilla’s current ETH position and key metrics as of September 19, 2025:

●	Total ETH & ETH Equivalents Held: 102,264

●	Total ETH & ETH Equivalents Held (USD): approximately $462 million

●	Total USD Cash Equivalents: approximately: $559 million

●	Total Earned Protocol Tokens: 1,500,000

●	Total Shares Outstanding: 160,176,122

Updated Risk Factors

In connection with the announcement of the offering of the New Convertible Notes, the Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), as further updated with Risk Factors included in any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “SEC Reports”), with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the SEC Reports.

Our stockholders may experience significant dilution as a result of conversion of our Convertible Notes.

We have outstanding convertible notes in the aggregate principal amount of $350 million. The Convertible Notes are convertible into shares of common stock in accordance with the terms thereof, and include various reset and anti-dilution provisions. Our stockholders may experience significant dilution as a result of the conversion of the Convertible Notes.

The Convertible Notes contain covenants that limit our flexibility.

The Convertible Notes rank senior to all other indebtedness and are secured by a first priority security interest, and contain certain participation rights and covenants that impose certain restrictions on us, including covenants that limit our ability to issue additional securities that would dilute or conflict with the Convertible Notes during specified periods. These restrictions could limit our ability to raise additional capital or pursue strategic opportunities, potentially impacting our operating and financial flexibility. These may limit our ability to obtain additional financing on favorable terms, which could adversely affect our operating and financial flexibility.

The Convertible Notes are secured by a significant portion of our assets.

The Convertible Notes are secured by $50 million of Ether (ETH) and approximately $500 million in cash. As a result of the above, the holders of the Convertible Notes, in the event of the occurrence of a default under the Convertible Notes, may enforce their security interests over our assets which secure such obligations, may take control of our assets and operations, and/or force us to curtail or abandon certain of our current business plans and operations. If that were to happen, any investment in the Company (including, but not limited to, any investment in our common stock) could lose value or become worthless.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Form of Convertible Debenture dated September 22, 2025
10.1***	Form of Secured Convertible Debenture Purchase Agreement, dated as of August 8, 2025 by and between the Company and the investor thereto♦
10.2*	Form of Amendment and Waiver Agreement dated September 22, 2025♦
10.3***	Form of Registration Rights Agreement dated September 8, 2025♦
10.4***	Form of Pledge and Security Agreement dated September 8, 2025♦
10.5***	Form of Guaranty dated September 8, 2025♦
99.1**	Press Release, dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

**	Furnished herewith.

***	Filed as exhibits to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 11, 2025, and incorporated by reference herein.

♦	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

Forward Looking Statements

This Current Report on Form 8-K and the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, may contain forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, the use of proceeds from the sale of the New Convertible Notes and the amount and timing of stock repurchases under the repurchase program. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks relating to the fact that common share repurchases may not be conducted in the timeframe or in the manner the Company expects, or at all, our ability to comply with the covenants associated with the New Convertible Notes and dilution caused by the conversion of such New Convertible Notes. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements, whether because of new information, future events or otherwise, made in the release or presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as provided by law. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including Form 10-Qs, Form 10-Ks and Form 8-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2025

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer